UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2012

ACCELERA INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53392	26-2517763
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20511 Abbey Dr., Frankfort, IL	60423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 283-2653

1840 Gateway Dr. Suite 200, Foster City, CA 94404
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 5.02  Entry into a Material Definitive Agreement and Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 26, 2012, Accelera Innovations, Inc. (the “Company”) entered into an employment agreement with John F. Wallin., as the President and Chief Executive Officer “CEO” of the Company. Mr. Wallin has been the CEO, President, CMO, Chief Marketing and Chairman of the Company since June 13, 2011. Prior to joining the Company, he was and continues hold the tiles of Chief Executive Officer, Chief Marketing Officer and Director of Synergistic Holdings, LLC since 2009 (the Company’s majority shareholder). Mr. Wallin has over 30 years of experience in the financial services industry. Prior to Synergistic Holdings, LLC, Mr. Wallin was President and Chief Marketing Officer at GWG Advantage in Minneapolis from 2007 to 2009. Previously, Mr. Wallin held positions of Executive Director of Medicare Advantage-PFFS at American Insurance Marketing Corporation from 2005 to 2007, Senior Sales Executive/ National Sales and Chief Marketing Officer at RNA-Rock Island from 2002 to 2005, Senior Vice President/Regional Financial Services Manager at Allstate Financial Services from 2000 to 2002, Senior Vice President, National Key Account Manager at Federated Investors from 1998 to 2000, Vice President BISYS Funds from 1995 to 1998, Senior Vice President of Marketing and National Accounts at Putnam Mutual Funds and Senior Vice President of Marketing and National Accounts at Kemper Financial Services from 1989 to 1992. Mr. Wallin received his B.S. in 1976 and Masters in Education in 1982 from Chicago State University.

The employment agreement with Mr. Wallin provides that, upon completion of two million dollars in financing, the Company shall begin to pay John a base salary of $250,000 per year, to be paid at the times and subject to the Company’s standard payroll practices, subject to applicable withholding.  Base salary shall be reviewed at least annually, and increased as determined by the Board.  So long as Mr. Wallin has not been terminated for cause, as defined in the employment agreement, he will be eligible for bonus compensation, payable immediately following completion of the Company’s financial statements for each full fiscal year, commencing with the 2013 fiscal year. Mr. Wallin’s annual bonus targets are still being developed by the Company and will be adjusted from time to time, based upon the Company’s achieving 100% of certain financial metrics plan targets to be determined by the Board.

In consideration of the services, the Company agreed to issue a stock option to purchase 1,750,000 shares of the Company’s common stock at an exercise price of $.0001 per share, vesting over a four year period. The stock option shall vest with respect to 20% of the total number of shares which are the subject of the option (350,000 shares) immediately after the effective date of the agreement, thereafter the remaining shares granted under the option shall vest ratably on a monthly basis (29,166 shares per month) at the end of each month over a 48-month period.  Notwithstanding the foregoing, in the event of a closing of a Change of Control transaction, all options from this agreement and others shall immediately vest and become fully exercisable.

Effective April 26, 2012, Accelera Innovations, Inc. (the “Company”) entered into an employment agreement with James R. Millikan, as the Chief Operating Officer “COO” of the Company reporting to the President and CEO. Mr. Millikan has been the COO of the Company since June 13, 2011. Prior to joining the Company, Mr. Millikan was Vice President of Sales for ING where he identified and exploited the unique competitive advantage of The Strategic Distribution Channel and the ING branded broker dealer.   Mr. Millikan delivered the resources of the internal and external wholesalers, and advanced marketers of the ING National Sales Support Team, new business and distributor services to create scalable, sustainable, sales growth from 2004 to 2010. Prior to ING, Mr. Millikan spent 30 years with Minnesota Mutual and Securian Financial Services being promoted as Manager of Sales for all products lines, Superintendant of Agencies and Regional Vice President.  In his leadership role he was responsible for the management, development and integration of 20 independent Securian distributor offices challenged by a lack of critical mass, capital and management depth.   By implementing a strategic planning process, Mr. Millikan created alignment, focus and execution resulting increased company sales for 17 consecutive years, Mr. Millikan served the company from 1973 to 2003. Jim received his Bachelors of Science degree in Administrative Sciences from The Ohio State University in 1973, and Certified Financial Planner designation in 1992. Jim is involved with the passions he loves most: his children, church, professional society, Delta Tau Delta Fraternity and The Ohio State University.

The employment agreement with Mr. Millikan provides that, upon completion of two million dollars in financing, the Company shall begin to pay Jim a base salary of $175,000 per year, to be paid at the times and subject to the Company’s standard payroll practices, subject to applicable withholding.  Base salary shall be reviewed at least annually, and increased as determined by the Board.  So long as Mr. Millikan has not been terminated for cause, as defined in the employment agreement, he will be eligible for bonus compensation, payable immediately following completion of the Company’s financial statements for each full fiscal year, commencing with the 2013 fiscal year. Mr. Millikan’s annual bonus targets are still being developed by the Company and will be adjusted from time to time, based upon the Company’s achieving 100% of certain financial metrics plan Targets to be determined by the Board.

In consideration of the services, the Company agreed to issue a stock option to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $.0001 per share, vesting over a four year period. The stock option shall vest with respect to 20% of the total number of shares which are the subject of the option (200,000 shares) immediately after the effective date of the agreement, thereafter the remaining shares granted under the option shall vest ratably on a monthly basis (16,666 shares per month) at the end of each month over a 48-month period.  Notwithstanding the foregoing, in the event of a closing of a Change of Control transaction, all options from this agreement and others shall immediately vest and become fully exercisable.

Effective April 26, 2012, Accelera Innovations, Inc. (the “Company”) entered into an employment agreement with Cynthia Boerum, as the Chief Strategic Officer “CSO” of the Company reporting to the President and CEO. Prior to joining the Company, Ms Boerum was Vice President of Sales and Consultant for Accentia International Outsourcing company in Hyberdad, India, from 2009 to 2011. The leadership included national and international sales teams. Previously, Ms Boerum held positions of Vice President of Sales for Opus Healthcare in Austin, TX. from 2004 to 2007 and positioned the company for acquisition by NextGen. She also held the positions of Enterprise Vice President of National Accounts and Sales Manager for the top 32 health organizations nationally at McKesson from 1989 to 2003. During this time she received various top performer awards, not only from McKesson, but also the state of Minnesota. Ms. Boerum received her clinical experience at Shady Grove Adventist Hospital, in Maryland, from 1979 to 1989. Ms Boerum attended the ADN program at Frederick Community College in Maryland.

The employment agreement with Ms Boerum provides that, upon completion of two million dollars in financing, the Company shall begin to pay Cynthia a base salary of $150,000 per year, to be paid at the times and subject to the Company’s standard payroll practices, subject to applicable withholding.  Base salary shall be reviewed at least annually, and increased as determined by the Board.  So long as Ms Boerum has not been terminated for cause, as defined in the employment agreement, she will be eligible for bonus compensation, payable immediately following completion of the Company’s financial statements for each full fiscal year, commencing with the 2013 fiscal year. Ms Boerum’s annual bonus targets are still being developed by the Company and will be adjusted from time to time, based upon the Company’s achieving 100% of certain financial metrics plan Targets to be determined by the Board.

In consideration of the services, the Company agreed to issue a stock option to purchase 1,000,000 shares of the Company’s common stock at an exercise price of $.0001 per share, vesting over a four year period. The stock option shall vest with respect to 20% of the total number of shares which are the subject of the option (200,000 shares) immediately after the effective date of the agreement, thereafter the remaining shares granted under the option shall vest ratably on a monthly basis (16,666 shares per month) at the end of each month over a 48-month period.  Notwithstanding the foregoing, in the event of a closing of a Change of Control transaction, all options from this agreement and others shall immediately vest and become fully exercisable.

Item 9.01 Financial Statements and Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Employment Agreement effective April 26, 2012 between Accelera Innovations, Inc. and John F. Wallin

10.2	Employment Agreement effective April 26, 2012 between Accelera Innovations, Inc. and James R. Millikan

10.3	Employment Agreement effective April 26, 2012 between Accelera Innovations, Inc. and Cynthia Boerum

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 30, 2012

ACCELERA INNOVATIONS, INC.
	By:	/s/ John F. Wallin
John F. Wallin
President and CEO